EXHIBIT 24

                                POWER OF ATTORNEY

                                    FORM 10-K


         KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned Directors of Jefferson Bankshares, Inc., a Virginia corporation, hereby constitute and appoint O. Kenton McCartney, Allen T. Nelson, Jr. and William M. Watson, Jr., or any of them, with full power to each of them to act alone, my true and lawful attorneys-in-fact and agents, for me on my behalf and in my name, place and stead, to execute and file the Annual Report on Form 10-K for Jefferson Bankshares, Inc. for its fiscal year ended December 31, 1996, and any amendment which such attorney- or attorneys-in-fact may deem appropriate or necessary.

Dated:  January 28, 1997



John T. Casteen, III (Seal)                         J. A. Kessler, Jr. (Seal)


Lawrence S. Eagleburger (Seal)                      W. A. Rinehart, III (Seal)


Hunter Faulconer (Seal)                             Gilbert M. Rosenthal (Seal)


Fred L. Glaize, III (Seal)                          Alson H. Smith, Jr. (Seal)


Henry H. Harrell (Seal)                             H. A. Williamson, Jr. (Seal)


Alex J. Kay, Jr. (Seal)